Exhibit 99.2

NEW JERSEY COMMUNITY BANK

REVOCABLE PROXY FOR
SPECIAL MEETING OF SHAREHOLDERS

New Jersey Community Bank

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on March 22, 2018.

Vote by Internet

- Go to **www.investorvote.com/NJCB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends a vote FOR each of the proposals listed below.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of November 6, 2017, by and among 1st Constitution Bancorp, 1st Constitution Bank and New Jersey Community Bank pursuant to which New Jersey Community Bank will merge with and into 1st Constitution Bank.	☐	☐	☐
2. Authorization of the Board of Directors (i) to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 3 6 2 2 7 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02RE3D

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

New Jersey Community Bank

REVOCABLE PROXY — NEW JERSEY COMMUNITY BANK

SPECIAL MEETING OF SHAREHOLDERS — March 22, 2018, 9:30 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You, the shareholder signing this proxy card, hereby appoint Edward Brock, Neeraj Gupta, and Andrew C. Harris, or any one or more of them acting in the absence of the others, as proxyholders, each with the power to appoint his substitute and authorize them to represent and to vote, as designated below, all of the shares of the common stock, $2.00 par value per share, of NEW JERSEY COMMUNITY BANK that you held of record on February 5, 2018 at the Special Meeting of Shareholders of New Jersey Community Bank to be held on March 22, 2018 at 9:30 A.M., EST, at the American Hotel, 18-20 East Main Street, Freehold, NJ 07728, and any adjournment of postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS (i) TO ADJOURN OR POSTPONE THE SPECIAL MEETING, INCLUDING, WITHOUT LIMITATION, ON A MOTION TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER AGREEMENT AND (ii) TO VOTE ON OTHER MATTERS PROPERLY PRESENTED AT THE SPECIAL MEETING.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.